Exhibit 5.2

MCKENNON SHELTON & HENN LLP

401 East Pratt Street, Suite 2600

Baltimore, Maryland 21202

Telephone: (410) 843-3500

Facsimile: (410) 843-3501

July 8, 2016

U.S. Concrete, Inc.

331 North Main Street

Euless, TX 76039

Re:	U.S. Concrete, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Maryland counsel to MG, LLC, a Maryland limited liability company (the “Company”), in connection with that certain Registration Statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission’) on July 8, 2016 by U.S. Concrete, Inc., a Delaware corporation (“U.S. Concrete”), the Company, and certain other subsidiary guarantors identified in the Registration Statement, under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) up to $400,000,000 aggregate principal amount of 6.375% Senior Notes Due 2024 (the “Exchange Securities”) of U.S. Concrete to be issued pursuant to an Indenture (the “Indenture”) dated as of June 7, 2016 by U.S. Concrete, the subsidiaries of U.S. Concrete, including the Company, set forth in Schedule A to the Registration Statement (each a “Guarantor” and collectively, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to the exchange offer (the “Exchange Offer”) described in the Registration Statement and (ii) the guarantees by the Guarantors of the Exchange Securities pursuant to the Indenture (each a “Note Guarantee” and together the “Note Guarantees”). U.S. Concrete has previously issued $400,000,000 aggregate principal amount of 6.375% Senior Notes due 2024 under the Indenture (the “Initial Securities” and, together with the Exchange Securities, the “Securities”). Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture. U.S. Concrete, the Guarantors and the Trustee are sometimes referred to herein collectively as “Parties,” and the Indenture and the Securities are referred to herein as the “Opinion Documents.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

You are aware, and we hereby confirm, that we have not been involved in the negotiation or preparation of the Opinion Documents, or any of the related agreements executed or delivered in connection with the Securities. We have been retained solely for the purpose of rendering certain opinions pursuant to Maryland law.

U.S. Concrete, Inc.

July 8, 2016

In rendering the opinions set forth herein, we have examined the following documents:

I.	Copies of (i) the Articles of Organization of the Company (the “Articles of Organization”) and (ii) the Operating Agreement of the Company, each certified as true and correct as of the date hereof, by an authorized officer of the Company.

II.	A certificate from the Maryland State Department of Assessments and Taxation (“SDAT”), dated on or after May 17, 2016, with respect to the status of the Company as a limited liability company in good standing under the laws of the State of Maryland (the “Good Standing Certificate”).

III.	Copies of the resolutions adopted by the Manager of the Company, dated May 23, 2016, authorizing, inter alia, the execution and delivery of the Indenture and the issuance of the Guarantee by the Company, and certified as true and correct as of the date hereof by an authorized officer of the Company,

IV.	The Officer’s Certificate with respect to the Company, dated as of the date hereof, signed by an authorized officer of the Company (the “Officer’s Certificate”).

V.	The Indenture, including the Note Guarantee included in Article Ten therein.

Insofar as an opinion expressed herein relates to our knowledge of factual matters set forth in the Officer’s Certificate, we have relied solely upon such certificate with respect to the accuracy and completeness of the statements contained in such certificate and we have not independently verified or established the accuracy or completeness of such statements.

In basing the opinions and other matters set forth herein on “our knowledge,” the words “our knowledge” and similar language used herein signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words “our knowledge” and similar language used herein are limited to the knowledge of the lawyers within our firm who have worked on matters for the Company.

In reaching the opinions set forth below, we have assumed, without making any independent investigation or verification of such matters, and to our knowledge there are no facts inconsistent with, the following: (i) all certificates of public officials and all records and documents furnished to us by or on behalf of the Company and examined by us in connection with the preparation of this opinion letter are authentic and, to the extent material to any opinion hereinafter expressed, accurate and complete, and, to the extent represented by photostatic or certified copies, conform to the respective originals; (ii) all signatures contained in such records and documents (including the signatures of officers of the Company) are genuine signatures of the party purporting to have signed the same; (iii) all natural persons signing said documents and records had, at the time of such signing, full legal capacity to sign and deliver said documents

U.S. Concrete, Inc.

July 8, 2016

and records; (iv) no action has been taken which amends, revokes or terminates any of the corporate and organizational documents and records, certificates and representations which we have reviewed; (v) the Indenture is in substantially the form on file as Exhibit 4.10 to the Registration Statement; (vi) all verbal statements from employees or public officials are accurate and no facts or circumstances have occurred after such statements were made which may render such statements untrue; and (vii) consideration that is fair and sufficient to support the Company’s Guarantee has been and would be deemed by a court of competent jurisdiction to have been, legally adequate and duly received by the Company.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, limitations and further assumptions set forth herein, we are of the opinion that:

1.	The Company is a limited liability company duly formed, validly existing and, based solely upon the Good Standing Certificate, in good standing under the laws of the State of Maryland.

2.	The Company’s issuance of the Note Guarantee, and its performance thereof have been duly authorized by the Company.

3.	The Company’s execution, delivery and performance of its obligations under the Indenture, and the performance of its obligations under the Indenture have been duly authorized by the Company.

4.	The issuance of the Note Guarantee by the Company, and the execution, delivery and performance by the Company of the Indenture, and the performance of its obligations under the Indenture and of the Note Guarantee do not and will not violate the Articles of Organization or the Operating Agreement of the Company or any Maryland statute, or any rule or regulation that has been issued pursuant to any Maryland statute, or any order known to us to have been issued by any Maryland court, governmental agency or body having jurisdiction over the Company or any of its properties.

The opinions expressed herein are subject to the following additional assumptions, limitations, qualifications and exceptions:

i.	As to factual matters, we have relied upon the Officer’s Certificate.

ii.	Our opinions are subject to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, fraudulent conveyance or similar laws or equitable principles (whether applied in any proceeding at law or in equity) of general application now or hereafter in effect relating to or affecting the rights of creditors. Without limiting the generality of the foregoing, our opinion expressed in Paragraph 4 is qualified to the extent the execution, delivery and performance by the Company of the Indenture and/or the Note Guarantee may violate Maryland laws governing fraudulent conveyance or fraudulent transfer.

U.S. Concrete, Inc.

July 8, 2016

iii.	We express no opinion as to the application or requirements of any Maryland or federal securities, patent, trademark, health and safety, labor, employment, land use and subdivision, copyright, antitrust or unfair competition, environmental, transportation, pension or employee benefit, or tax laws, or any rule or regulation promulgated thereunder.

iv.	We express no opinion as to the laws, ordinances, zoning restrictions, rules or regulations of any city, county or other municipality or any other local governmental agency.

v.	Our opinions are limited to the laws of the State of Maryland. We express no opinion as to the effect or applicability of any law of any other jurisdiction or as to any provision in the Indenture providing for the application of any other law. In this regard, we note that the Indenture, including the Note Guarantees provided for in Article Ten thereof, is governed by New York law.

This opinion is limited to the matters expressly stated herein. No other opinions are to be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is expressed as of the date hereof. We do not assume any obligation to update or supplement this opinion to reflect, or otherwise advise you of, any facts or circumstances which may thereafter come to our attention or any changes in facts, circumstances or law which may thereafter occur.

This opinion is being delivered to U.S. Concrete, is intended solely for its use, and may not be otherwise reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned. Notwithstanding the foregoing, (i) this opinion may be relied upon by participants in the Exchange Offer, and (ii) we hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ McKennon Shelton & Henn LLP

McKennon Shelton & Henn LLP